Exhibit 4.28

SECOND LIEN PLEDGE AND SECURITY AGREEMENT

Dated as of February 5, 2010,

among

CENVEO CORPORATION,

CENVEO, INC.,

and

CERTAIN OF THEIR SUBSIDIARIES

party hereto from time to time,

as Grantors,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent.

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

SECTION 1.01	Indenture Definitions and Construction	2
SECTION 1.02	UCC Definitions	2
SECTION 1.03	Other Defined Terms	2

ARTICLE II

PLEDGED COLLATERAL

SECTION 2.01	Pledged Collateral	11
SECTION 2.02	Delivery of the Pledged Collateral	12
SECTION 2.03	Agreements of Issuers	13
SECTION 2.04	Representations, Warranties and Covenants with respect to Pledged Collateral	14
SECTION 2.05	Voting Rights; Dividends and Interest, etc.	16
SECTION 2.06	Registration in Nominee Name; Denominations	17

ARTICLE III

SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 3.01	The Security Interests	17
SECTION 3.02	Filing Authorization	20
SECTION 3.03	Continuing Security Interest	20
SECTION 3.04	Grantors Remain Liable	21
SECTION 3.05	Security Interest Absolute	21
SECTION 3.06	Waiver of Subrogation	22
SECTION 3.07	Release; Termination	22

ARTICLE IV

PERFECTION OF SECURITY INTERESTS;
REPRESENTATIONS AND WARRANTIES

SECTION 4.01	Perfection of Security Interest	23
SECTION 4.02	Representations and Warranties	28

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-ii-

Schedules

Schedule 1	Subsidiary Grantors
Schedule 2	Commercial Tort Claims
Schedule 3	Place of Incorporation, Chief Executive Office and Principal Place of Business; Locations of Records of Receivables and General Intangibles
Schedule 4	Pledged Collateral
Schedule 5	Locations and Descriptions of Equipment, Inventory and Motor Vehicles
Schedule 6	Trade Names, Division Names, etc.
Schedule 7	Required Filings and Recordings; Existing Liens
Schedule 8	Patents and Patent Applications
Schedule 9	Trademarks and Trademark Applications
Schedule 10	Copyrights and Copyright Applications
Schedule 11	Licenses and Material Contracts
Schedule 12	Deposit Accounts and Security Accounts
Schedule 13	Real Property and Leased Real Property

Exhibits

Exhibit A	Form of Perfection Certificate
Exhibit B	Form of Security Agreement Supplement
Exhibit C	Form of Acknowledgment and Agreement
Exhibit D	Form of Waiver
Exhibit E	Form of IP Security Agreement Supplement
Exhibit F	Form of Intellectual Property Security Agreement

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This SECOND LIEN PLEDGE AND SECURITY AGREEMENT dated as of February 5, 2010 (this “Agreement”), among CENVEO, INC., a Colorado corporation (“Holdings”), CENVEO CORPORATION, a Delaware corporation (the “Issuer”), each other Domestic Subsidiary (such term and the other capitalized terms used herein shall have the meanings assigned thereto in Article I of this Agreement) of Holdings identified on the signature pages hereof and each Domestic Subsidiary of Holdings that hereafter becomes a party hereto from time to time pursuant to a Joinder Agreement (all such Domestic Subsidiaries, the “Subsidiary Grantors” and, together with Holdings and the Issuer, hereinafter collectively referred to as the “Grantors”, and each individually as a “Grantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) for the Secured Parties.

RECITALS

WHEREAS, pursuant to the Indenture, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors named therein and Wells Fargo Bank, National Association, in its capacity as trustee under the Indenture (together with its successors and assigns, the “Trustee”), the Issuer is issuing $400,000,000 aggregate principal amount of 8.875% Senior Second Lien Notes due 2018 (including any Additional Notes and Exchange Notes (each as defined in the Indenture), the “Notes”);

WHEREAS, from time to time after the date hereof, the Issuer may, subject to the terms and conditions of the Indenture and the Security Documents, incur Permitted Additional Pari Passu Obligations (including Additional Notes issued under the Indenture), that the Issuer desires to secure by the Collateral on a pari passu basis with the Notes;

WHEREAS, pursuant to the guaranty of Holdings and the Subsidiary Grantors set forth in Article 10 of the Indenture, Holdings and each Subsidiary Grantor have guarantied the Secured Obligations of the Issuer under the Notes, the Indenture and the Security Documents and will receive direct and indirect benefits from the issuance of the Notes under the Indenture;

WHEREAS, it is a condition to the issuance of the Notes that each Grantor execute and deliver this Agreement; and

WHEREAS, to obtain such benefits each Grantor is willing to grant a Lien on the Collateral of such Grantor in favor of the Collateral Agent for the benefit of the Secured Parties as collateral security for its Secured Obligations as hereinafter provided;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01      Indenture Definitions and Construction.

(a)           Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in Sections 1.01 and 1.02 of the Indenture.

(b)           The rules of construction specified in Sections 1.03 and 1.04 of the Indenture also apply to this Agreement.

SECTION 1.02      UCC Definitions.  All terms defined in the UCC and not defined in this Agreement have the meanings specified therein.

SECTION 1.03      Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account” means a right to payment of a monetary obligation, whether or not earned by performance (and shall include invoices, contracts, rights, accounts receivable, notes, refunds, indemnities, interest, late charges, fees, undertakings, and all other obligations and amounts owing to any Grantor from any Person): (a) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of; (b) for services rendered or to be rendered; (c) for a policy of insurance issued or to be issued; (d) for a secondary obligation incurred or to be incurred; (e) for energy provided or to be provided; or (f) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Account Control Agreement” means an account control agreement in substantially the same form as the account control agreement with respect to the same bank entered into by the Administrative Agent, or any other form reasonably satisfactory to the Collateral Agent, entered into among a Grantor, the Collateral Agent and the bank or Securities Intermediary where a Deposit Account or Securities Account, respectively, of such Grantor is maintained.

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Acknowledgment and Agreement” means an acknowledgment in the form of Exhibit C hereto, or otherwise in form and substance reasonably acceptable to the Collateral Agent, with respect to the collateral assignment by the applicable Grantor hereunder of its rights under any Material Contract, duly executed by the other party or parties to such Material Contract.

“Additional Pari Passu Agent” shall mean the Person appointed to act as trustee, agent or representative for the holders of Permitted Additional Pari Passu Obligations pursuant to any Additional Pari Passu Agreement.

“Additional Pari Passu Agreement” shall mean the indenture, credit agreement or other agreement under which any Permitted Additional Pari Passu Obligations (other than Additional Notes) are incurred and any notes or other instruments representing such Permitted Additional Pari Passu Obligations.

“Additional Pari Passu Debt Documents” shall mean any document or instrument executed and delivered with respect to any Permitted Additional Pari Passu Obligations.

“Additional Pari Passu Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 6 hereto.

“Administrative Agent” shall mean (i) Bank of America, N.A., in its capacity as administrative agent under the Credit Agreement, and its permitted successors and assigns or (ii) any other First Lien Agent, as applicable, and shall include the Control Agent.

“Applicable Authorized Representative” has the meaning specified in Section 6.05.

“Chattel Paper” means a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.

“Collateral” has the meaning specified in Section 3.01.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Commercial Tort Claim” means a claim arising in tort with respect to which the claimant is a Grantor.

“Control Agent” has the meaning specified in the Intercreditor Agreement.

“Copyright License” means any written agreement, now or hereinafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor, (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for regitration in the United States Copyright Office, including those listed on Schedule 10 hereto for such Grantor, as such schedule may be supplemented from time to time.

“Deposit Account” means a demand, time, savings, passbook, or similar account (including all bank accounts, collection accounts and concentration accounts, together with all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such accounts) maintained with a bank, including, without limitation, all such accounts listed on Schedule 12 hereto, as such schedule may be supplemented from time to time.

“Designated Event of Default” means (i) an Event of Default described under Section 6.01(a), (b), (h) or (i) of the Indenture or (ii) a corresponding Event of Default under any Additional Pari Passu Agreement.

“Discharge of First Lien Obligations” has the meaning specified in the Intercreditor Agreement.

“Documents” means a document of title or a receipt of the type described in Section 7-201(2) of the UCC.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Electronic Chattel Paper” means Chattel Paper evidenced by a record or records consisting of information stored in an electronic medium.

“Entitlement Holder” means a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary.  If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.

“Equipment” means all machinery, equipment in all its forms, wherever located, including, without limitation, all repair equipment, office equipment, motor vehicles, furniture and furnishings, all other property similar to the foregoing (including tools, parts and supplies of every kind and description), components, parts and accessories installed thereon or affixed thereto and all parts thereof, and all Fixtures and all accessories, additions, attachments, improvements, substitutions and replacements thereto and therefor.

“Excluded Securities” has the meaning specified in Section 2.01.

“Federal Securities Laws” has the meaning specified in Section 6.07.

“Financial Asset” means:

(a)           a Security;

(b)           an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment; or

(c)           any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC.  As the context requires, the term Financial Asset means either the interest itself or the means by which a Person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

“First Lien Security Agreement” means the Pledge and Security Agreement dated as of June 21, 2006 among Holdings, the Issuer, the Subsidiary Grantors party thereto and Bank of America, N.A., as the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Fixtures” means all items of Goods, whether now owned or hereafter acquired, of any Grantor that become so related to particular real property that an interest in them arises under any real property law applicable thereto.

“Foreign Subsidiary” means a Subsidiary of Holdings that is a controlled foreign corporation under section 957 of the Internal Revenue Code of 1986, as amended.

“General Intangibles” means all “General Intangibles” as defined in the UCC, including things in action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Instruments, Investment Property, Letter-of-Credit Rights, Letters of Credit, and money) now owned or hereafter acquired by such Grantor, including corporate, limited liability company, limited partnership or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), Intellectual Property, Payment Intangibles and tax refund claims.

“Goods” means all things that are movable when a security interest attaches (including (a) Fixtures and (b) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such a manner that is customarily considered part of the goods, or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods).

“Governmental License” means, with respect to each Grantor, each license from a Governmental Authority which is material to the conduct of the business of such Grantor as conducted on the date hereof or as proposed to be conducted.

“Grantors” has the meaning specified in the preamble hereto.

“Holdings” has the meaning specified in the preamble hereto.

“Instrument” means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary endorsement or assignment.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, Software and databases and all embodiments or fixations thereof and related documentation, goodwill, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intellectual Property Security Agreement” means an agreement with respect to the security interest granted by any Grantor pursuant to this Agreement in the Copyrights, Patents or Trademarks of such Grantor which are registered under the federal Laws of the United States of America or the Laws of any foreign country, which agreement shall be in substantially the form of Exhibit F hereto and otherwise in form for filing in the United States Patent and Trademark Office, the United States Copyright Office or in the corresponding filing office under the Laws of such foreign jurisdiction, as applicable, from such Grantor, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, among the Issuer, Holdings, the other Grantors from time to time party thereto, Bank of America, N.A., in its capacity as the initial First Lien Agent and Wells Fargo Bank, National Association, in its capacity as the initial Second Lien Collateral Agent thereunder, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Intercompany Notes” means all promissory notes evidencing Indebtedness for borrowed money of Holdings or any of its direct or indirect Subsidiaries to and in favor of any Grantor.

“Inventory” means Goods, other than farm products, which: (a) are leased by a Person as lessor; (b) are held by a Person for sale or lease or to be furnished under a contract of service; (c) are furnished by a Person under a contract of service; or (d) consist of raw materials, work in process, or materials used or consumed in a business, and includes, without limitation, (i) finished goods, returned goods and materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any of the foregoing, (ii) all goods in which a Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which a Grantor has an interest or right as consignee), (iii) all goods which are returned to or repossessed by any Grantor, and (iv) all accessions thereto, products thereof and documents therefor.

“Investment Property” means all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Financial Assets, commodity contracts and commodity accounts of each Grantor; provided, however, that Investment Property shall not include any Securities constituting Pledged Collateral and identified on Schedule 4 hereto, as such Schedule may be supplemented from time to time.

“IP Security Agreement Supplement” means a supplement, in the form of Exhibit E hereto, to the Intellectual Property Security Agreement executed delivered by each applicable Grantor from time to time upon either (i) the acquisition of any Copyrights, Patents or Trademarks by such Grantor or (ii) the execution of a Joinder Agreement by such Grantor.

“Issue Date” shall mean February 5, 2010.

“Issuer” has the meaning specified in the preamble hereto.

“Letter-of-Credit Right” means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, but excludes the right of a beneficiary to demand payment or performance under a letter of credit.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense as to which any Grantor is now or hereafter a party.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Grantors taken as a whole; (b) a material impairment of the rights and remedies of the Collateral Agent or any other Secured Party under the Indenture or any Security Document, or of the ability of any Grantor to perform its obligations under the Indenture or any Security Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Grantor of the Indenture or any Security Document to which it is a party.

“Motor Vehicles” means all titled vehicles of any kind (including any trailers and aircraft).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable governmental authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all right, title and interest of any Person in and to all of the following, whether now owned or hereafter acquired:

(a)           all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including all such patents, registrations, recordings and applications of the Grantors described on Schedule 8 hereto, as such schedule may be supplemented from time to time; and

(b)           all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof and the inventions disclosed or claimed therein, including the right to make, use, sell and/or offer to sell the inventions disclosed or claimed therein.

“Payment Intangible” means a general intangible under which the account debtor’s principal obligation is a monetary obligation.

“Perfection Certificate” means a certificate substantially in the form of Exhibit A hereto, completed by the Holdings on behalf of itself and each other Grantor to include the scheduled information contemplated by Exhibit A hereto with respect to each Grantor.

“Pledged Collateral” has the meaning specified in Section 2.01.

“Pledged Debt” has the meaning specified in Section 2.01.

“Pledged Equity” has the meaning specified in Section 2.01.

“Pledged Securities” means any promissory notes (including Intercompany Notes), stock certificates or instruments, certificates and other documents representing or evidencing any of the Pledged Debt or Pledged Equity, as the case may be.

“Proceeds” means the following property:

(a)           whatever is acquired upon the sale, lease, license, exchange, or other disposition of the Collateral;

(b)           whatever is collected on, or distributed on account of, the Collateral;

(c)           rights arising out of the Collateral; and

(d)           to the extent of the value of the Collateral and to the extent payable to the debtor or the secured party, insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the Collateral.

“Schedules” means the schedules to this Agreement, as supplemented from time to time by a Security Agreement Supplement.

“Secured Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements, damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under any of (i) the Indenture, the Notes (other than any Additional Notes except to the extent constituting Permitted Additional Pari Passu Obligations) and the Security Documents, including any fees, expenses, indemnities, payments and other amounts payable to the Collateral Agent and Trustee under the Indenture and the Security Documents, and (ii) any Additional Pari Passu Agreement (including the Indenture with respect to Additional Notes) and other documentation relating to any other Permitted Additional Pari Passu Obligations; provided that no obligations in respect of Permitted Additional Pari Passu Obligations (other than Additional Notes) shall constitute “Secured Obligations” unless the Additional Pari Passu Agent for the holders of such Permitted Additional Pari Passu Obligations has executed an Additional Pari Passu Joinder Agreement in the form of Exhibit 6 hereto and has become a party to the Intercreditor Agreement.

“Secured Parties” shall mean, collectively, the Collateral Agent, the Trustee, the Holders, each Additional Pari Passu Agent, and each holder of Permitted Additional Pari Passu Obligations that constitute Secured Obligations.

“Securities” means any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which

(a)           are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer;

(b)           are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations; and

(c)           (i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

“Securities Account” means an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset, including, without limitation, all such accounts listed on Schedule 12 hereto, as such schedule may be supplemented from time to time.

“Security Agreement Supplement” means a Supplement to this Agreement in the form of Exhibit C executed by each additional Grantor and delivered to the Collateral Agent pursuant to Section 5.01(c) of this Agreement.

“Security Entitlements” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

“Security Interest” has the meaning specified in Section 3.01.

“Security Intermediary” means:

(a)           a clearing corporation; or

(b)           a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

“Software” means a computer program and any supporting information provided in connection with a transaction relating to the program, not including a computer program that is included in the definition of Goods.

“Subordinated Indebtedness” has the meaning specified in Section 7.15.

“Subsidiary Grantor” has the meaning specified in the preamble hereto.

“Supporting Obligation” means a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property, including, without limitation, all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such Accounts, Chattel Paper, Documents, General Intangible, Instruments or Investment Property, including Goods represented by the sale or lease of delivery which gave rise to any of the foregoing, returned or repossessed merchandise and rights of stoppage in transit, replevin, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party.

“Tangible Chattel Paper” means Chattel Paper evidenced by a record or records consisting of information that is inscribed on a tangible medium.

“Termination Date” means the date on which the liens and security interests of the Collateral Agent are released in all Collateral pursuant to the terms of the Indenture.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now or hereafter owned by any Grantor, (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office, any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including, without limitation, those listed on Schedule 9 hereto, as such schedule may be supplemented from time to time, (b) all goodwill associated therewith and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Waiver Agreement” means a waiver agreement with a landlord or bailee of a Grantor substantially in the form of Exhibit D hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent, entered into among such landlord or bailee, as the case may be, such Grantor and the Collateral Agent, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

ARTICLE II

PLEDGED COLLATERAL

SECTION 2.01      Pledged Collateral.  The Collateral pledged by each Grantor under this Agreement shall include all of such Grantor’s right, title and interest in, to and under the following Equity Interests and Indebtedness now owned or hereafter acquired by such Grantor (collectively, the “Pledged Collateral”):

(a)           Pledged Equity.  (i) The shares of capital stock, membership interests, limited partnership interests and other Equity Interests in any Person owned by such Grantor on the Issue Date and listed opposite the name of such Grantor on Schedule 4, (ii) any other Equity Interests of any Person obtained in the future by such Grantor and identified in a supplement to Schedule 4 attached to a Security Agreement Supplement and (iii) the certificates representing all such Equity Interests (collectively, the “Pledged Equity”); provided, however, that the Pledged Equity of any Grantor shall not include (A) more than 65% of the aggregate issued and outstanding voting Equity Interests of any Foreign Subsidiary owned directly by such Grantor, (B) Equity Interests of any Foreign Subsidiary that is organized as an “unlimited liability company” in the Province of Nova Scotia (a “Nova Scotia ULC”) or (C) any Equity Interest in any Person which is evidenced by a Security or a Security Entitlement which is maintained in a Securities Account.

(b)           Pledged Debt.  (i) The promissory notes (including Intercompany Notes) and debt securities of any other Person owned by such Grantor on the Issue Date and the loans and advances for money borrowed made by such Grantor to any other Person which are outstanding on the Issue Date, in each case, which are listed opposite the name of such Grantor on Schedule 4, (ii) any promissory notes (including Intercompany Notes), debt securities, and loans or advances for money borrowed in the future issued to or owed to such Grantor by any other Person and identified in a supplement to Schedule 4 attached to a Security Agreement Supplement and (iii) the promissory notes (including, Intercompany Notes) and any other instruments as may hereafter be issued to evidence such loans or advances for money borrowed (collectively, the “Pledged Debt”).

(c)           Distributions.  Subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the items referred to in clauses (a) and (b) above.

(d)           Rights and Privileges.  Subject to Section 2.05, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b) and (c) above.

(e)           Proceeds.  All Proceeds of any of the foregoing.

Notwithstanding anything herein to the contrary, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Grantor that is a Subsidiary of Holdings due to the fact that such Subsidiary’s Equity Interests or other securities of such Grantor secure the Notes affected thereby, then the Equity Interests and such other securities of such Grantor (the “Excluded Securities”) will automatically be deemed not to be part of the Pledged Collateral securing the Notes affected thereby but only to the extent necessary to not be subject to such requirement, only for so long as required to not be subject to such requirement and only with respect to Secured Obligations affected thereby.

In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Grantor’s Equity Interests and other securities to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Grantor, then the Equity Interests and other securities of such Grantor will automatically be deemed to be a part of the Pledged Collateral for the relevant Notes but only to the extent necessary to not be subject to any such financial statement requirement.

(i) Upon the acceleration of the Secured Obligations under the Notes in accordance with the Indenture, or (ii) upon the request of the Collateral Agent at any other time, the Issuer will provide to the Collateral Agent a list of Excluded Securities.

SECTION 2.02      Delivery of the Pledged Collateral.

(a)           Certificated Collateral.  Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent (or, prior to the Discharge of First Lien Obligations, to the Administrative Agent for the benefit of the Collateral Agent) any and all Pledged Securities representing any Pledged Equity or Pledged Debt, as the case may be.

(b)           Intercompany Notes.  Each Grantor will cause any Indebtedness for borrowed money owed to such Grantor by any other Grantor or by any other Subsidiary of Holdings, in each case, to be evidenced by a duly executed Intercompany Note to be pledged and delivered to the Collateral Agent (or, prior to the Discharge of First Lien Obligations, to the Administrative Agent for the benefit of the Collateral Agent) pursuant to the terms hereof.

(c)           Stock Powers.  Upon delivery to the Collateral Agent (or, prior to the Discharge of First Lien Obligations, to the Administrative Agent for the benefit of the Collateral Agent), any Pledged Securities shall be accompanied by stock powers, bond powers or other instruments of transfer duly executed in blank by the applicable Grantor and such other instruments and documents as the Collateral Agent may reasonably request.  Unless previously delivered with this Security Agreement or any Security Agreement Supplement, as the case may be, each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Collateral evidenced thereby, which schedule shall be attached hereto as a supplement to Schedule 4 and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.  Each schedule so delivered shall be in form and substance reasonably acceptable to the Administrative Agent and the Collateral Agent and shall supplement any prior schedules so delivered.

(d)           Uncertificated Collateral.  With respect to any Pledged Equity owned by any Grantor that constitutes an uncertificated security of a Subsidiary or Affiliate of such Grantor, such Grantor will cause the issuer thereof (if, either individually or together with Holdings and its other Affiliates, it controls such issuer) or will use commercially reasonable efforts to cause such issuer (if it does not so control such issuer) either (i) to register the Collateral Agent (or, prior to the Discharge of First Lien Obligations, the Administrative Agent) as the registered owner of such Pledged Equity or (ii) (A) to acknowledge the security interest of the Collateral Agent in such Pledged Equity granted hereunder, (B) to confirm to the Collateral Agent that it has not received notice of any other Lien in such Pledged Equity (and has not agreed to accept instructions from any other Person in respect of such Pledged Equity other than the Administrative Agent and, after the Discharge of First Lien Obligations, the Collateral Agent), other than the Lien in favor of the Administrative Agent and (C) to agree in writing with such Grantor and the Collateral Agent that such issuer will after the Discharge of First Lien Obligations comply with instructions with respect to such Pledged Equity originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 2.03      Agreements of Issuers.

(a)           Acknowledgment and Confirmation of Issuers.  Each Grantor that is the issuer of any Pledged Equity owned by any other Grantor, hereby (i) acknowledges the security interest of the Collateral Agent in such Pledged Equity granted by such other Grantor hereunder, (ii) confirms that it has not received notice of any other Lien as of the Issue Date in such Pledged Equity (and has not agreed to accept instructions from any other Person in respect of such Pledged Equity other than the Administrative Agent and the Collateral Agent), other than the Lien in favor of the Administrative Agent, (iii) agrees that it will comply with the instructions with respect to such Pledged Equity originated by the Collateral Agent (or, prior to the Discharge of First Lien Obligations, the Administrative Agent) without further consent of such other Grator and (iv) otherwise agrees that it will be bound by the terms of this Agreement relating to the Pledged Collateral issued by it.

(b)           Partnerships and Limited Liability Companies.  In the case of each Grantor which is a partner in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by applicable Organization Documents to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Equity in such partnership, limited liability company or other entity, and upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Equity to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as the substituted partner or member in such limited partnership, limited liability company or other entity with all rights, powers and duties of a partner or a general partner or a limited member, as the case may be.

SECTION 2.04      Representations, Warranties and Covenants with respect to Pledged Collateral. The Grantors represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)           Equity Interests.  Schedule 4 (as supplemented from time to time by any Security Agreement Supplements) correctly sets forth for each Grantor on and as of the Issue Date and as of the date of each Security Agreement Supplement, (i) the percentage of the issued and outstanding Equity Interests of each class of any other Person (other than a Nova Scotia ULC) directly owned by such Grantor (and the aggregate outstanding Equity Interests of such class of such issuer) and (ii) all Indebtedness for borrowed money of any other Person and all other Indebtedness evidenced by a promissory note or debt security issued by any other Person which is payable or due to such Grantor; provided, however, that for each class of Equity Interests with voting power of any Foreign Subsidiary (other than a Nova Scotia ULC) which is owned directly by such Grantor, Schedule 4 (as so supplemented) identifies only 65% of the aggregate outstanding Equity Interests of such class of such Foreign Subsidiary (or any lesser percentage of the aggregate outstanding Equity Interests of such issuer of such class owned directly by such Grantor).

(b)           Due Authorization and Issuance.  All Pledged Equity and Pledged Debt issued by any Subsidiary or Affiliate of Holdings to any Grantor has been, and to the extent that any Pledged Equity or Pledged Debt is hereafter issued, such Pledged Equity or Pledged Debt will be, upon such issuance, duly and validly issued by such issuer and (i) in the case of such Pledged Equity, is fully paid and nonassessable and (ii) in the case of such Pledged Debt, is the legal, valid and binding obligation of such issuer;

(1)           Title.  Each Grantor (i) is the owner, beneficially and of record, of the Pledged Collateral indicated on Schedule 4 (as supplemented by any Security Agreement Supplement from time to time) as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement and Permitted Collateral Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than the Security Interest created by this Agreement, Permitted Collateral Liens and other a signments and transfers permitted pursuant to the Indenture, and (iv) will defend its title or interest hereto or therein against any and all Liens (other than the Security Interest created by this Agreement and other Permitted Collateral Liens), however arising, of all Persons.

(c)           Transferability of Pledged Collateral.  Except for restrictions and limitations imposed by the Indenture, this Security Agreement and the Intercreditor Agreement or securities laws generally or for consents required and obtained in connection herewith, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, provision of any Organization Document or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

(d)           Validity of Security Interest.  By virtue of the execution and delivery by each Grantor of this Agreement or a Joinder Agreement, as the case may be, when all Pledged Securities evidencing any Pledged Collateral of such Grantor are delivered to the Collateral Agent (or, prior to the Discharge of First Lien Obligations, to the Administrative Agent for the benefit of the Collateral Agent) in accordance with this Agreement, the Collateral Agent for the benefit of the Secured Parties, will obtain a valid and perfected second priority lien, subject to Permitted Collateral Liens, upon and security interest in all Pledged Collateral of such Grantor as security for the payment and performance of the Secured Obligations of such Grantor.

(e)           No Violation.  Such Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Grantor is a party relating to the Pledged Equity pledged by it, and such Grantor is not in violation of any other provisions of any such agreement to which such Grantor is a party, or otherwise in default or violation thereunder.

(f)           No Defaults.  No Pledged Equity pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and on and as of the Issue Date and as of the date of each Security Agreement Supplement and Joinder Agreement, there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates (if any) delivered to the Collateral Agent (or, prior to the Discharge of First Lien Obligations, to the Administrative Agent for the benefit of the Collateral Agent)) which evidence any Pledged Equity of such Grantor.

(g)           Notices.  Each Grantor agrees to furnish to the Collateral Agent promptly upon receipt thereof copies of all material notices, requests and other documents received by such Grantor under or pursuant to the Pledged Equity and any other contract or agreement included in the Pledged Collateral to which it is a party, and from time to time (i) furnish to the Collateral Agent such information and reports regarding the Pledged Equity and any such Pledged Collateral as the Collateral Agent may reasonably request, and (ii) upon the reasonable request of the Collateral Agent, make to any other party to the Pledged Equity or any other contract or agreement included in the Pledged Collateral such demands and requests for information and reports or for action as the Grantor is entitled to make thereunder;

(h)           No Termination or Modifications (Pledged Equity).  No Grantor of a Pledged Equity shall, except as otherwise permitted by the Indenture: (i) cancel or terminate any Pledged Equity or any other contract or agreement included in the Pledged Collateral to which it is a party or consent to or accept any cancellation or termination thereof; (ii) amend or otherwise modify any such or any such contract or agreement or give any consent, waiver, or approval thereunder; (iii) waive any default under or breach of any such Pledged Equity or any such other contract or agreement; or (iv) take any other action in connection with any such Pledged Equity or any such other contract or agreement the taking or omission of which could reasonably be expected to impair the value of the interest or rights of such Grantor thereunder or that would impair the interest or rights of the Collateral Agent.

SECTION 2.05      Voting Rights; Dividends and Interest, etc.

(a)           Unless a Designated Event of Default shall have occurred and be continuing:

(i)       Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the Intercreditor Agreement; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to have a Material Adverse Effect.

(ii)      The Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of a Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver or cause to be executed and delivered to such Grantor, all such instruments as Grantor may reasonably request in order to permit such Grantor to exercise the voting and/or other rights that it is entitled to exercise pursuant to subparagraph (i) above.

(iii)     Each Grantor shall be entitled to receive, retain, and to utilize free and clear of any Lien hereof, any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral but only if and to the extent that such dividends, interest, principal and other distributions are not otherwise prohibited by the terms and conditions of the Indenture, the Intercreditor Agreement and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Equity or received in exchange for any Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent (or, prior to the Discharge of First Lien Obligations, to the Administrative Agent for the benefit of the Collateral Agent) as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)           Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of a Designated Event of Default, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.05 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this subsection (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 6.02.

(c)           Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of a Designated Event of Default, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.  If after the occurrence of a Designated Event of Default, such Event of Default shall have been waived pursuant to Article 9 of the Indenture, each Grantor will again have the right to exercise the voting and consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

SECTION 2.06      Registration in Nominee Name; Denominations.  The Collateral Agent, on behalf of the Secured Parties (or, prior to the Discharge of First Lien Obligations, the Administrative Agent for the benefit of the Collateral Agent), shall have the right to hold as collateral the Pledged Collateral endorsed or assigned in blank or in favor of the Collateral Agent (or, prior to the Discharge of First Lien Obligations, the Administrative Agent for the benefit of the Collateral Agent).  After the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties (or, prior to the Discharge of First Lien Obligations, to the Administrative Agent for the benefit of the Collateral Agent), shall also have the right (in its sole and absolute discretion), to hold the Pledged Collateral in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor. At the request of the Collateral Agent, each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor.  The Collateral Agent shall at all times have the right to exchange the certificates or instruments (to the extent permitted by the terms thereof) representing Pledged Securities then in its possession for certificates or instruments of smaller or larger denominations for any purpose consistent with this Agreement.

ARTICLE III

SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 3.01      The Security Interests.  Each Grantor hereby collaterally assigns (except with respect to intent-to-use trademark applications, if any) and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, as security for the payment or performance in full of the Secured Obligations of such Grantor, a security interest (the “Security Interest”) in all right, title and interest of such Grantor in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(a)           all Accounts;

(b)           all Chattel Paper;

(c)           all cash and Deposit Accounts;

(d)           all Documents;

(e)           all Equipment, including all Fixtures;

(f)           all General Intangibles;

(g)           all Instruments;

(h)           all Inventory;

(i)           all Investment Property;

(j)           all Pledged Collateral;

(k)           all Supporting Obligations;

(l)           all Commercial Tort Claims of such Grantor described in Schedule 2 hereto in respect of such Grantor (as such schedule may be supplemented from time to time pursuant to any Security Agreement Supplement or otherwise);

(m)           all other Goods;

(n)           all books and records pertaining to the Collateral;

(o)           all other assets, properties and rights of every kind and description and interests therein, including all moneys, securities and other property, now or hereafter held or received by, or in transit to, any Grantor, the Collateral Agent or any other Secured Party, whether for safekeeping, pledge, custody, transmission, collection or otherwise; and

(p)           all Proceeds of any and all of the foregoing;

provided, however, that notwithstanding anything to the contrary in clauses (a) through (p) above:

(i)       any General Intangible, Chattel Paper, Instrument or Account which by its terms prohibits the creation of a security interest therein (whether by assignment or otherwise) shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral of such Grantor, except to the extent that

Sections 9-406(d), 9-407(a) or 9-408(a) of the UCC are effective to render any such prohibition ineffective; provided, however, that if any General Intangible, Chattel Paper, Instrument or Account included in the Collateral contains any term restricting or requiring the consent of any Person (other than a Grantor) obligated thereon to any exercise of remedies hereunder in respect of the Security Interest therein granted under this Section 3.01, then the enforcement of such Security Interest under this Agreement shall be subject to Section 6.01(c) (but such provision shall not limit the creation, attachment or perfection of the Security Interest hereunder);

(ii)      any permit, lease, license (including any License) or franchise shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral, to the extent any Law applicable thereto is effective to prohibit the creation of a Security Interest therein; and

(iii)     any Equipment (including  any Software incorporated herein) owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capitalized Lease permitted to be incurred pursuant to the provisions of the Indenture shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral, to the extent that the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease) validly prohibits the creation of any other Lien on such Collateral.

With respect to property described in clauses (i) through (iii) above to the extent not included in the Collateral of such Grantor (the “Excluded Property”), such property shall constitute Excluded Property only to the extent and for so long as the creation of a Lien on such property in favor of the Collateral Agent is, and remains, validly prohibited, and upon termination of such prohibition (however occurring), such property shall cease to constitute Excluded Property.  The Grantors may be required from time to time at the request of the Collateral Agent to give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property (and stating in such notice that such property constitutes Excluded Property) and to provide the Collateral Agent with such other information regarding the Excluded Property as the Collateral Agent may reasonable request.

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of certain rights and remedies by the Collateral Agent hereunder are subordinated and subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control; provided that nothing in the Intercreditor Agreement, as between the Collateral Agent, the other Second Lien Claimholders (as defined in the Intercreditor Agreement) and the Grantors, shall be deemed to waive any rights, protections, privileges, immunities or indemnities of the Collateral Agent as set forth in the Indenture and the Security Documents.  Notwithstanding anything herein to the contrary, prior to the Discharge of First Lien Obligations, the requirements of this Agreement to deliver Pledged Collateral and Collateral and any certificates, instruments or Documents in relation thereto to the Collateral Agent shall be deemed satisfied by delivery of such Collateral and such certificates, instruments or Documents in relation thereto to the Administrative Agent (as bailee for the Collateral Agent).  Each Grantor shall provide a prompt written notice to the Collateral Agent describing all certificates, instruments, Documents or other Collateral delivered to the Administrative Agent pursuant to the immediately preceding sentence.

SECTION 3.02     Filing Authorization.

(a)           Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) if such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates and (iii) a description of collateral that describes such property in any other manner as is necessary or as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent, including describing such property as “all assets” or “all property.”  Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

(b)           Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any such initial financing statements or amendments thereto if filed prior to the date hereof.

(c)           The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) Intellectual Property Security Agreements or such other documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(d)           Notwithstanding the foregoing authorizations, in no event shall the Collateral Agent be obligated to prepare or file any financing statements whatsoever, or to maintain the perfection of the security interest granted hereunder.  Each Grantor agrees to prepare, record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the Collateral, and to deliver a filed stamped copy of each such financing statement or other evidence of filing to the Collateral Agent.  Neither the Trustee nor the Collateral Agent shall be under any obligation whatsoever to file any such financing or continuation statements or to make any other filing under the UCC in connection with this Agreement.

SECTION 3.03      Continuing Security Interest.  This Agreement shall create a continuing security interest in the Collateral of each Grantor and shall remain in full force and effect with respect to each Grantor until the Termination Date for such Grantor, be binding upon each Grantor, its successors, transferees and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party.

SECTION 3.04      Grantors Remain Liable.  Anything herein to the contrary notwithstanding:

(a)           each Grantor shall remain liable under the contracts and agreements included in the Collateral (including the Material Contracts) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed,

(b)           each Grantor will comply in all material respects with all Laws relating to the ownership and operation of the Collateral, including all registration requirements under applicable Laws, and shall pay when due all taxes, fees and assessments imposed on or with respect to the Collateral, except to the extent the validity thereof is being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been set aside by such Grantor,

(c)           the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

(d)           neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 3.05      Security Interest Absolute.  All rights of the Collateral Agent and the security interests granted to the Collateral Agent hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of any of the following conditions, occurrences or events:

(a)           any lack of validity or enforceability of any Security Document, any Note or the Indenture;

(b)           the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against Holdings, the Issuer, any other Grantor or any other Person under the provisions of any Security Document, any Note or the Indenture or otherwise or to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligation;

(c)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation, including any increase in the Secured Obligations resulting from the extension of additional credit to any Grantor or any other obligor or otherwise;

(d)           any reduction, limitation, impairment or termination of any Secured Obligation for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligation or otherwise;

(e)           any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Security Document, any Note or the Indenture;

(f)           any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

(g)           any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, Holdings, Issuer, any other Grantor or otherwise.

SECTION 3.06      Waiver of Subrogation. Until the Termination Date, no Grantor shall exercise any claim or other rights which it may now or hereafter acquire against any other Grantor that arises from the existence, payment, performance or enforcement of such Grantor’s Secured Obligations under this Agreement, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy against any other Grantor or any collateral which the Collateral Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any other Grantor, directly or indirectly, in cash or other property or by setoff or in any manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Grantor in violation of the preceding sentence, such amount shall be deemed to have been paid for the benefit of the Secured Parties, and, subject to the terms of the Intercreditor Agreement, shall forthwith be paid to the Collateral Agent to be credited and applied upon the Secured Obligations, whether matured or unmatured.  Each Grantor acknowledges that it will receive direct and indirect benefits for the financing arrangements contemplated by the Security Documents, the Indenture and the Notes and that the agreement set forth in this Section is knowingly made in contemplation of such benefits.

SECTION 3.07      Release; Termination.

(a)           Upon the release of any item of Collateral of any Grantor in accordance with Section 12.03 of the Indenture, the Collateral Agent will, at such Grantor’s expense and without any representations, warranties or recourse of any kind whatsoever, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) such Grantor shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and, if applicable, the terms of the sale, lease, transfer or other disposition giving rise to such release in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent (which release shall be in form and substance reasonably satisfactory to the Collateral Agent) and a certificate of such Grantor to the effect that the transaction is in compliance with the Security Documents and the Indenture and as to such other matters as the Collateral Agent may reasonably request and (ii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 4.07 of the Indenture shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 4.07 of the Indenture.

(b)           Upon the release of any Grantor pursuant to Section 10.05 of the Indenture, the pledge, assignment and security interest granted by such Grantor hereunder shall automatically terminate and all rights to the Collateral of such Grantor shall revert to such Grantor.  Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense and without any representations, warranties or recourse of any kind whatsoever, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination and deliver to such Grantor all Pledged Securities, Instruments, Tangible Chattel Paper and negotiable documents representing or evidencing the Collateral of such Grantor then held by the Collateral Agent.

ARTICLE IV

PERFECTION OF SECURITY INTERESTS;
REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Collateral Agent and the Secured Parties and agrees that:

SECTION 4.01      Perfection of Security Interest.

(a)           UCC Filings.  Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared by the Grantors based upon the information provided to the Collateral Agent in Schedule 7 hereto (as supplemented from time to time) and have been delivered to the Collateral Agent for filing in each governmental office specified in Schedule 7 hereto, and constitute all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as follows:

   (i)       filings required to be made in or with the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights;

  (ii)    filings required to be made in or with the motor vehicle title records of any applicable state in order to perfect the Security Interest in Collateral consisting of motor vehicles registered in such state; and

(iii)     filings with respect to Real Property assets excluded from the scope of UCC Article 9 pursuant to UCC Section 9-109.

(b)           Schedules.  The Schedules hereto (as supplemented from time to time by a Security Agreement Supplement) have been duly prepared and completed and are correct and complete and:

   (i)    Schedule 1 sets forth a true and complete list of all the Subsidiary Grantors;

  (ii)    Schedule 2 sets forth a true and complete list of all Commercial Tort Claims of each Grantor;

(iii)     Schedule 3 sets forth a true and complete list of the exact legal name, jurisdiction of organization, chief executive office, principal place(s) of business, locations of records of each Grantor, as well as any prior legal names, jurisdictions of formation or locations within the past 5 years of each such Grantor;

 (iv)    Schedule 4 sets forth a true and complete list of all Pledged Collateral of each Grantor in accordance with Section 2.01;

  (v)     Schedule 5 sets forth a true and complete list of locations of and, with respect to Motor Vehicles, description of all Equipment, Inventory and Motor Vehicles of each Grantor;
 (vi)    Schedule 6 sets forth a true and complete list of trade and division names of each Grantor and a true and complete organizational chart of Holdings including all of the Grantors;

(vii)    Schedule 7 sets forth a true and complete list of all the filings, including governmental offices, in which UCC filings should be made in accordance with Section 4.01(a) and all existing liens of each Grantor as of the Issue Date or the date of any Security Agreement Supplement, as applicable;

                                    (viii)    Schedule 8 sets forth a true and complete list of all the Patents of each Grantor;

 (ix)    Schedule 9 sets forth a true and complete list of all the Trademarks and Trademark applications of each Grantor;

  (x)    Schedule 10 sets forth a true and complete list of all Copyrights and Copyright applications of each Grantor;

 (xi)    Schedule 11 sets forth a true and complete list of all Licenses, Governmental Licenses and other Material Contracts of each Grantor;

(xii)    Schedule 12 sets forth a true and complete list of all Deposit Accounts and Securities Accounts of each Grantor; and

(xiii)   Schedule 13 sets forth a true and complete list of all owned real property of each Grantor and all real property leases under which any Grantor is a lessee or lessor.

(c)           Perfection Certificate.  As of the Issue Date, the Perfection Certificate delivered to the Collateral Agent has been duly prepared and completed and the information set forth therein for each Grantor is correct and complete.

(d)           Intellectual Property Filings.  Fully executed Intellectual Property Security Agreements containing a description of all Collateral consisting of Intellectual Property with respect to United States registered Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending), and United States registered Copyrights (and Copyrights for which United States registration applications are pending), in each case, as more particularly described in Schedules 8, 9 and 10, have been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C. Section 205 and the regulations thereunder, as applicable.  Upon such filings, no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration shall be necessary to protect the validity of and to establish a valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all such Intellectual Property.

(e)           Motor Vehicles.  Upon the request of (i) after the Discharge of First Lien Obligations, the Collateral Agent or (ii) prior to the Discharge of First Lien Obligations, the Administrative Agent, each Grantor shall deliver to the Collateral Agent (or, prior to the Discharge of First Lien Obligations, to the Control Agent, for the benefit of the Collateral Agent) originals of the certificates of title or ownership for the motor vehicles (and any other Equipment covered by certificates of title or ownership) owned by it and which are more particularly described in Schedule 5, in each case, with the Collateral Agent (or, prior to the Discharge of First Lien Obligations, with the Control Agent) listed as lienholder therein.

(f)           Instruments and Tangible Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, or if any Grantor shall at any time hold or acquire any Instruments (other than any Instruments evidencing Indebtedness for money borrowed comprising part of the Pledged Collateral which has been delivered to the Collateral Agent (or, prior to the Discharge of First Lien Obligations, to the Administrative Agent for the benefit of the Collateral Agent) pursuant to Section 2.02) or Tangible Chattel Paper, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent (or, prior to the Discharge of First Lien Obligations, to the Administrative Agent, for the benefit of the Collateral Agent) accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent (or, prior to the Discharge of First Lien Obligations, the Administrative Agent) may from time to time reasonably request, except to the extent, prior to the Discharge of First Lien Obligations, the Administrative Agent has not requested the delivery of such Collateral.

(g)           Deposit Accounts.  Each Grantor shall enter into an Account Control Agreement with each depositary bank with which such Grantor from time to time opens or maintains a Deposit Account (other than (i) Deposit Accounts used for payroll purposes, payroll taxes or withholding taxes, (ii) any other Deposit Account where the balance on deposit therein does not at any time exceed $100,000 (so long as the amount on deposit at any time in all such other Deposit Accounts does not exceed $1,000,000 in the aggregate and (iii) prior to the Discharge of First Lien Obligations, any other Deposit Account that is not subject to a control agreement for the benefit of the Administrative Agent) to cause the depositary bank to agree to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor or any other Person, pursuant to such Account Control Agreement; provided that prior to the Discharge of First Lien Obligations and for 60 days following the Discharge of First Lien Obligations the requirements of this Section 4.01(g) shall be satisfied by the Administrative Agent, including the Control Agent, entering into a control agreement with respect to any such Deposit Account for the benefit of the Secured Parties.  The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions pursuant to any such Account Control Agreement, unless a Designated Event of Default has occurred and is continuing.  No Grantor shall grant control of any Deposit Account to any Person other than the Collateral Agent and the Administrative Agent.

(h)           Investment Property.  If any Securities, other than any Pledged Equity issued by a Grantor or any other Subsidiary of Holdings and pledged pursuant to Article II, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary, such Grantor shall immediately notify the Collateral Agent thereof and, pursuant to an Account Control Agreement, cause such Securities Intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such Securities Intermediary as to such Securities or other Investment Property held in a securities account, in each case without further consent of any Grantor or such nominee (other than with respect to (i) any securities accounts where the market value of the Securities and other Investment Property on deposit therein does not at any time exceed $100,000 (so long as the market value of the Securities and other Investment Property on deposit at any time in all such securities accounts does not exceed $1,000,000 in the aggregate) and (ii) prior to the Discharge of First Lien Obligations, any securities account that is not subject to a control agreement for the benefit of the Administrative Agent); provided that prior to the Discharge of First Lien Obligations and for 60 days following the Discharge of First Lien Obligations the requirements of this Section 4.01(h) shall be satisfied by the Administrative Agent, including the Control Agent, entering into a control agreement with respect to any such securities account for the benefit of the Secured Parties.  The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such Securities Intermediary pursuant to any such Account Control Agreement, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless a Designated Event of Default has occurred and is continuing.

(i)           Electronic Chattel Paper and Transferable Records.  After the Discharge of First Lien Obligations, if any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent at any time following the Discharge of First Lien Obligations, shall take such action as the Collateral Agent may reasonably request (however, the Collateral Agent shall not be required to request) to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing.

(j)           Letter-of-Credit Rights.  If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor or the Issuer, on behalf of such Grantor, shall promptly notify the Collateral Agent thereof and, at the written request and option of the Collateral Agent at any time after the Discharge of First Lien Obligations, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit with the Collateral Agent agreeing that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(k)           Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim that it intends to pursue, the Grantor, by itself or through Holdings, shall promptly notify the Collateral Agent thereof and in such notice grant to the Collateral Agent for the benefit of the Secured Parties a security interest in such Commercial Tort Claim.

(l)           Equipment and Inventory Locations.  If requested by the Collateral Agent, each Grantor shall, at its own expense, use commercially reasonable efforts to cause any landlord, bailee, warehouseman or processor with control over or with possession of any Equipment (including Fixtures) and Inventory of such Grantor or any landlord of a leased location where such Grantor primarily maintains its books and records with respect to the Collateral to enter into a Waiver Agreement.

(m)           Material Contracts.  If requested by the Collateral Agent, each Grantor shall use commercially reasonable efforts to cause each party to each Material Contract identified in Schedule 11 to execute and deliver an Acknowledgement and Agreement with respect to such Material Contract.

SECTION 4.02      Representations and Warranties.

(a)           Validity of Security Interest.  The Security Interest granted by each Grantor constitutes (i) a legal and valid security interest in the Collateral of such Grantor securing the payment and performance of the Secured Obligations of such Grantor, (ii) subject to the filings described in Section 4.01(a), a perfected security interest in the Collateral (other than as provided in such Section) in which a security interest may be perfected under Article 9 of the UCC by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC in such jurisdictions and (iii) subject to the filings described in Section 4.01(d), a security interest that shall be perfected in all such Collateral in which a security interest may be perfected upon the receipt and recording of an Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and otherwise as may be required pursuant to the Laws of any other applicable jurisdiction.  The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Collateral Liens.

(b)           Other Financing Statements.  The Collateral is owned by the Grantors free and clear of any Lien, other than Permitted Collateral Liens.  None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Collateral, other than in respect of Permitted Collateral Liens, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Collateral Liens.

ARTICLE V

COVENANTS

Each Grantor covenants and agrees with the Collateral Agent that until the Termination Date such Grantor will comply with the following:

SECTION 5.01      Perfection of Security Interests.

(a)           Change of Name.  Each Grantor agrees to provide at least 30 days prior written notice to the Collateral Agent of any change (i) in its legal name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization.  Each Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence, to the extent applicable.  Each Grantor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made under the applicable UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral with the same priority as immediately prior to such change.

(b)           Maintenance of Records.  Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it in accordance with reasonably prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, and, at such time or times as the Collateral Agent may reasonably request in respect of any material portion of any Collateral, to prepare and deliver to the Collateral Agent a schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral specified in any such request.

(c)           Security Agreement Supplements and IP Security Agreement Supplements.  Upon the execution and delivery of any Joinder Agreement, the Grantor party to such Joinder Agreement and Holdings shall execute and deliver to the Collateral Agent a Security Agreement Supplement updating the Schedules hereto with respect to such Grantor and, if necessary, an IP Security Agreement Supplement, updating the schedules to the Intellectual Property Security Agreement.

(d)           Further Assurances.  (i)  Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to all material Collateral against all Persons and to defend the Security Interest of the Collateral Agent in all material Collateral and the priority thereof against any Lien not expressly permitted to be prior to the Security Interest pursuant to Section 4.10 of the Indenture.

(ii)           If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent to the extent permitted by any effective provision of the contracts or arrangements to which such property is subject.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to or consisting of part of the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless each Secured Party from and against any and all liability for such performance (except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Secured Party’s gross negligence or willful misconduct).

(e)           Preserving Security Interest.  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

(f)           Insurance.  The Grantors, at their own expense, shall maintain or cause to be maintained, with financially sound and reputable insurance companies having an A.M. Best Financial Strength Rating of at least A (other than the insurance with Arch Insurance Company which shall have an A.M. Best Financial Strength Rating of at least A-) which are not Affiliates of the Issuer, insurance covering physical loss or damage to the Inventory and Equipment in of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.  All such insurance shall name the Collateral Agent as additional insured or loss payee, as applicable.  For the avoidance of doubt, it is intended that the Collateral Agent shall have no obligations or liabilities under any such insurance, including, without limitation, the obligation to maintain any such insurance, to pay any premiums on any such insurance or to pay any expenses whatsoever related thereto.  Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default at any time following the Discharge of First Lien Obligations, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable.  All sums disbursed by the Collateral Agent in connection with this Subsection 5.01(f), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

(g)           Inspection Rights.  Without in any way limiting or expanding the rights of any Secured Party or the Collateral Agent pursuant to the Indenture, the Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, at reasonable times and intervals during normal business hours upon reasonable advance notice to the respective Grantor, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, at any time that an Event of Default has occurred and is continuing, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification.  The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(h)           Payment of Taxes.  At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral (other than Permitted Collateral Liens), and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Indenture or this Agreement, and the Grantors agree to reimburse the Collateral Agent on demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization and shall be additional Secured Obligations secured hereby; provided, however, that nothing in this Section 5.01(h) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Security Documents and the Indenture.

(i)           Second Priority Nature of Liens.  Each Grantor agrees that, in the event any Grantor, pursuant to the First Lien Security Agreement, takes any action to grant or perfect a Lien in favor of the Administrative Agent in any assets (other than Excluded Securities), such Grantor shall also take such action to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of the Collateral Agent to secure the Secured Obligations without request of the Collateral Agent, including with respect to any property and real property in which the First Lien Agent directs a Grantor to grant or perfect a Lien or take such other action under the First Lien Security Agreement.  The parties hereto agree that the election to require the Grantors to provide a perfected, first-priority security interest in any asset of the Grantors that is not Collateral or is a Non-Collateral Asset (as defined in the Intercreditor Agreement) shall be exercisable only by the Administrative Agent and that the Collateral Agent shall not have any independent right to so require perfection in such assets, prior to the Discharge of First Lien Obligations (except in the event, and to the extent, that the First Lien Agent has actually obtained a perfected, first-priority security interest in any such assets and such security interest has not been released in accordance with the Intercreditor Agreement).

SECTION 5.02      Covenants Regarding Patent, Trademark and Copyright Collateral.

(a)           Patents.  Each Grantor agrees that it will not do any act or omit to do any act (and will prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the conduct of the Grantors’ business may become invalidated or dedicated to the public and agrees that it shall continue to mark any products covered by such Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent law.

(b)           Trademarks.  Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, use its best efforts to (i) maintain such Trademark in full force and effect, free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, and (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its rights under applicable Law, unless in any such case such Grantor has determined that such Trademark is no longer material to the conduct of its business and will not knowingly use or knowingly permit the use of any Trademark in violation of any third party rights.

(c)           Copyrights.  Each Grantor (either itself or through its licensees or its sublicensees) will, for each work covered by a registered Copyright material to the conduct of the Grantors’ business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws, unless in any such case such Grantor has determined that the maintenance of such Copyright is not required for its business.

(d)           Abandoned Intellectual Property.  Each Grantor, or Holdings, on behalf of the Grantors, shall notify the Collateral Agent immediately if it has actual knowledge that any Patent, registered Trademark or registered Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same unless in any such case such Grantor has determined that the maintenance of such Patent, Trademark or Copyright is not required for its business.

(e)           Notice of Applications.  In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent or the registration of any Trademark or Copyright with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent thereof, and, upon request of the Collateral Agent, executes, delivers and files with the United States Patent and Trademark Office or United States Copyright Office, as applicable, an Intellectual Property Security Agreement with respect to the Collateral Agent’s security interest in such Patent, Trademark or Copyright of such Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all such acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)           Maintaining Applications and Registrations.  Each Grantor will take all steps to the extent it deems reasonable and appropriate under the circumstances that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of Trademarks and Copyrights that is material to the conduct of such Grantor’s business, including timely filing of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties unless in any such case such Grantor has determined that the maintenance of such Patent, Trademark or Copyright is not required for its business.

(g)           Misappropriation.  In the event that any Grantor believes that any Collateral consisting of a material Patent, Trademark or Copyright is infringed, misappropriated or diluted by a third party, which infringement, misappropriation or dilution could reasonably be expected to have a Material Adverse Effect, such Grantor, by itself or through Holdings, shall notify the Collateral Agent promptly after it learns thereof and shall take such actions as such Grantor deems reasonable and appropriate under the circumstances to protect such Collateral.

(h)           Consents. Upon and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, at the request of the Collateral Agent each Grantor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each license consisting of a Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

ARTICLE VI

REMEDIES; RIGHTS UPON DEFAULT

SECTION 6.01      Remedies upon Default.

(a)           Delivery of Collateral; Other Actions.  Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver all or any item of Collateral to the Collateral Agent on demand, and it is agreed that upon the occurrence and during the continuation of a Designated Event of Default, subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have the right to take any of or all the following actions at the same or different times:  (i) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent (except to the extent an assignment, transfer or conveyance thereof would result in a loss of said Intellectual Property), or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained); (ii) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral; (iii) enforce compliance with and take any and all action with respect to the Pledged Collateral and other Collateral to the fullest extent as though the Collateral Agent were the absolute owner thereof, including the right to receive distributions and other payments with respect to the Pledged Collateral and the other Collateral; and (iv) generally with respect to all Collateral, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable Law.  Without limiting the generality of the foregoing, each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have the right to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale of Collateral the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted.

(b)           Sale of Collateral.  The Collateral Agent shall give Holdings 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 6.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, subject to the terms of the Intercreditor Agreement, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 6.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

(c)           Third Party Consent.  Notwithstanding anything to the contrary contained in this Agreement, if any enforceable term of any promissory note, contract, agreement, permit, lease, license (including any License) or other General Intangible included as a part of the Collateral requires the consent of the Person obligated on such promissory note or any Person (other than the applicable Grantor) obligated on such lease, contract or agreement, or which has issued such permit or license or other General Intangible (i) for the creation, attachment or perfection of the Lien of this Agreement in such Collateral or (ii) for the assignment or transfer thereof or the creation, attachment or perfection of such Lien not to give rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or other remedy thereunder, then the receipt of any such necessary consent shall be a condition to any exercise of remedies against such Collateral under this Section 6.01 (but not to the creation, attachment or perfection of the Lien of this Agreement as provided herein).

SECTION 6.02      Application of Proceeds.

(a)           Subject to the terms of the Intercreditor Agreement, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, as follows:

  (i)     first, to amounts owing to the Collateral Agent in its capacity as such in accordance with the terms of this Agreement and the Indenture and to amounts owing to the Trustee in its capacity as such in accordance with the terms of the Indenture;

 (ii)     second, to amounts owing to any Additional Pari Passu Agent in its capacity as such in accordance with the terms of the Additional Pari Passu Agreement to which it is a party;

(iii)     third, ratably to Secured Obligations owing to the holders of Secured Obligations in accordance with the terms of the Indenture and Additional Pari Passu Agreements; and

 (iv)     fourth, to the Issuer and/or other Persons entitled thereto.

(b)           In making the determination and allocations required by this Section 6.02, the Collateral Agent may conclusively rely upon information supplied by the applicable Additional Pari Passu Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Permitted Additional Pari Passu Obligations and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information.

(c)           If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 6.02.

SECTION 6.03      Grant of License to Use Intellectual Property.  Subject to any Licenses or other agreements with third parties that have been or may be entered into by any Grantor, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license for the term of this Agreement (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of a Designated Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of a Designated Event of Default.

SECTION 6.04      Securities Act, etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral or any Investment Property permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral or any Investment Property, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral or any Investment Property could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral or any Investment Property under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral or any Investment Property, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral or any such Investment Property for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, subject to the terms of the Intercreditor Agreement, the Collateral Agent, when exercising remedies on behalf of the Secured Parties after a Designated Event of Default has occurred and is continuing, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or Investment Property or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral or Investment Property at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 6.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 6.05      Actions of Collateral Agent. The Applicable Authorized Representative shall direct the Collateral Agent in exercising any right, power, discretionary duty or other remedy available to the Collateral Agent under this Agreement, any other Security Document or the Indenture and the other Secured Parties shall not have a right to take any actions with respect to the Collateral.  If the Collateral Agent shall not have received appropriate instructions within 10 days of a request therefor from the Applicable Authorized Representative (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances), the Collateral Agent may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Secured Parties and the Collateral Agent shall have no liability to any Person for such action or inaction.  “Applicable Authorized Representative” shall mean (i) the Trustee so long as the Secured Obligations under the Notes and the Indenture constitute Secured Obligations hereunder, and (ii) thereafter, the Additional Pari Passu Agent representing the series of Indebtedness secured hereby with the greatest outstanding aggregate principal amount.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01      Notices. All notices and other communications provided for hereunder shall be in writing and mailed, delivered or transmitted by telecopies to each party hereto at the address set forth in the Indenture (with any notice to a Grantor other than the Issuer being delivered to such Grantor in care of Holdings) and with notice to any Additional Pari Passu Agent given at its address specified in the Additional Pari Passu Joinder Agreement to which it is a party or in any subsequent notice amending such address.  All such notices and other communications shall be deemed to be given or made at the times provided in the Indenture.

SECTION 7.02      Amendments, etc.; Additional Grantors; Successors and Assigns.

(a)           No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (subject to any necessary consents required by the Indenture and any Additional Pari Passu Agreement) and, with respect to any such amendment, by the Grantors or Holdings on behalf of itself and the Subsidiary Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

(b)           Upon execution and delivery by the Collateral Agent and any Person of a Joinder Agreement, such Person shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such Joinder Agreement shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

(c)           Upon the delivery by Holdings and any other Grantor of a Security Agreement Supplement certifying supplements to the Schedules hereto in respect of any Grantor, such schedule supplements shall be incorporated into and become a part of and supplement the Schedules hereto and the Collateral Agent may attach such schedule supplements to such Schedules, and each reference to the Schedules shall mean and be a reference to such Schedules, as supplemented pursuant to any such Security Agreement Supplement.  For the avoidance of doubt, the delivery of any Security Agreement Supplement shall not effect any release of the security interest granted by any Grantor hereunder unless and until such release shall be effective pursuant to Section 3.07.

(d)           This Agreement shall be binding upon each Grantor and its successors, transferees and assigns and shall inure to the benefit of the Collateral Agent and each other Secured Party and their respective successors, transferees and permitted assigns; provided, however, that no Grantor may assign its obligations hereunder without the prior written consent of the Collateral Agent.

SECTION 7.03      Survival of Agreement.  All covenants, agreements, representations and warranties made by each Grantor in the Security Documents and the Indenture and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Security Document and the Indenture shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Security Documents and the Indenture, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Collateral Agent, or any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Indenture, and shall continue in full force and effect until the Termination Date for such Grantor or any earlier release of such Grantor hereunder pursuant to Section 3.07(b).

SECTION 7.04      Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose, upon the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of a Designated Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, subject to the terms of the Intercreditor Agreement, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (e) to send verifications of Accounts to any Account Debtor, (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (h) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent, and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.05      Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the Indenture and the other Security Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.06      Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement  shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.07      GOVERNING LAW; JURISDICTION; ETC.

(a)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE  LAWS OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION.  EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF SUCH STATE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER SECURITY DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.01 OF THIS SECURITY AGREEMENT.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 7.08      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.09      ENTIRE AGREEMENT.  THIS AGREEMENT, THE OTHER SECURITY DOCUMENTS AND THE INDENTURE REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES OR BY PRIOR OR CONTEMPORANEOUS WRITTEN AGREEMENTS.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 7.10      Mortgages.  In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of Fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property covered by such Mortgage, and the terms of this Agreement shall be controlling in the case of all other Collateral.

SECTION 7.11      No Waiver; Remedies.  No failure or delay by the Collateral Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Security Document or the Indenture shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Collateral Agent and the Secured Parties hereunder and under the other Security Documents and the Indenture are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have.  Without limiting the generality of the foregoing, the issuance of the Notes shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Secured Party may have had notice or knowledge of such Default at the time.  No notice or demand on the Issuer, Holdings or any other Grantor in any case shall entitle the Issuer, Holdings or any other Grantor to any other or further notice or demand in similar or other circumstances.

SECTION 7.12      Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.13      Permitted Additional Pari Passu Obligations.  On or after the Issue Date, the Issuer may from time to time designate additional obligations as Permitted Additional Pari Passu Obligations by delivering to the Collateral Agent, the Trustee and each Additional Pari Passu Agent (a) a certificate signed by the chief financial officer or treasurer of the Issuer (upon which the Collateral Agent may conclusively and exclusively rely) (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Permitted Additional Pari Passu Obligations” for purposes hereof, (ii) representing that such designation complies with the terms of the Indenture and each then existing Additional Pari Passu Agreement and (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee); and (b) except in the case of Additional Notes, a fully executed Additional Pari Passu Joinder Agreement (in the form attached as Exhibit 6 hereto).

SECTION 7.14      Delivery to Collateral Agent Generally.  To the extent any information, agreement, certificates or other document to be delivered or provided to the Collateral Agent under this Agreement has to be satisfactory to the Collateral Agent, any information, agreement, certificates or other document substantially similar in form and substance to any corresponding information, agreement, certificates or other document delivered to the Administrative Agent shall be deemed to be reasonably satisfactory to the Collateral Agent.  The Collateral Agent shall not be required to make any request hereunder without the instructions of the Applicable Authorized Representative acting on the instructions of the applicable holders of the Secured Obligations in accordance with the Indenture or any Additional Pari Passu Debt Documents, as applicable.

SECTION 7.15      Subordination of Intercompany Notes.

(a)           Each Grantor hereby agrees that the payment of the principal of, interest on, and all other amounts owing in respect of, any Intercompany Notes (the “Subordinated Indebtedness”) is expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Secured Obligations.

(b)           Upon the maturity of any Secured Obligations (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash before any payment (whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness.

(c)           If any Event of Default under the Indenture is in existence, upon a notice from the Collateral Agent, the Grantors may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Secured Obligations have been paid in full in cash.  Each Grantor that is a holder of any Intercompany Note hereby agrees that, so long as any such Event of Default in respect of any Secured Obligations exists and a notice was provided by Collateral Agent, it will not sue for, or otherwise take any action to enforce the obligations to pay, amounts owing in respect of any Intercompany Note.

(d)           Subject to the terms of the Intercreditor Agreement, in the event that notwithstanding the provisions of the preceding clauses (b) and (c) of this Section, any Grantor shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said clauses (b) or (c), such payment shall be held by the holder of the Intercompany Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the Collateral Agent at any time prior to the date on which the Termination Date (as defined in the Indenture) for such Grantor has occurred for application to the payment in full in cash of all the applicable Secured Obligations.

(e)           Upon any distribution of assets of the issuer of any Intercompany Note upon dissolution, winding up, liquidation or reorganization of such issuer (whether in bankruptcy, insolvency, receivership proceedings, upon an assignment for the benefit of creditors or otherwise), subject to the terms of the Intercreditor Agreement:

  (i)     holders of all Secured Obligations shall first be entitled to receive payment in full in cash of all Secured Obligations (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Secured Obligations, whether or not such post-petition interest is an allowed claim against such issuer in any bankruptcy or similar proceeding) before the holder of such Intercompany Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

 (ii)     any payment or distributions of assets of such issuer of any kind or character, whether in cash, property or securities to which the holder of such Intercompany Note would be entitled except for the provisions of this Section, shall be paid by the liquidating trustee or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee, directly to the Collateral Agent for application to the payment in full in cash of all the applicable Secured Obligations; and

(iii)     in the event that, notwithstanding the foregoing provisions of this Section, any payment or distribution of assets of such issuer of any kind or character, whether in cash, property or securities, shall be received by the holder of such Intercompany Note on account of Subordinated Indebtedness before all Secured Obligations are paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the Collateral Agent for application to the payment in full in cash of all the applicable Secured Obligations.

(f)           Subject to the prior payment in full in cash of all Secured Obligations, the holder of any Intercompany Note shall be subrogated to the rights of the holders of Secured Obligations to receive payments or distributions of assets of the issuer of such Intercompany Note applicable to the Secured Obligations until all amounts owing on such Intercompany Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Secured Obligations by or on behalf of such issuer or by or on behalf of the holder of such Intercompany Note by virtue of this Section which otherwise would have been made to the holder of the Intercompany Note shall, as between such issuer, its creditors (other than the holders of Secured Obligations) and the holder of such Intercompany Note, be deemed to be payment by such issuer to or on account of the Secured Obligations, it being understood that the provisions of this Section are and are intended solely for the purpose of defining the relative rights of the holder of any Intercompany Note, on the one hand, and the holders of the Secured Obligations, on the other hand.

(g)           No right of the Collateral Agent or any present or future holders of any Secured Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of issuer of any Intercompany Note or by any act or failure to act in good faith by the Collateral Agent or any such holder, or by any noncompliance by such issuer with the terms and provisions of such Intercompany Note, regardless of any knowledge thereof which the Collateral Agent or such holder may have or be otherwise charged with.  The Collateral Agent and the holders of the Secured Obligations may, without in any way affecting the obligations of the holder of the Intercompany Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Secured Obligations (including, without limitation, increase the amount of Secured Obligations by extending additional credit to the Grantors) or amend, modify or supplement any agreement or instrument governing or evidencing such Secured Obligations or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Secured Obligations including, without limitation, the waiver of any Default or Event of Default or the release of any Collateral securing such Secured Obligations, all without notice to or assent from the holder of the Intercompany Note.

SECTION 7.16      Collateral Agent.

Notwithstanding anything to the contrary herein, the following provisions shall govern the Collateral Agent’s rights, powers, obligations and duties under this Security Agreement:

(a)           Each of the Holders and the Trustee hereby designates and appoints Wells Fargo Bank, National Association to act as Collateral Agent under this Security Agreement, and hereby authorizes the Collateral Agent to take such actions on its behalf under the provisions of this Security Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Security Agreement.  Notwithstanding any provision to the contrary elsewhere in this Security Agreement, Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Security Agreement or any fiduciary relationship with any Holders or Secured Parties or holders of First Lien Obligations or agents of holders of First Lien Obligation, and no implied covenants, functions or responsibilities shall be read into this Security Agreement or otherwise exist against Collateral Agent.

(b)           Notwithstanding anything herein to the contrary, in no event shall the Collateral Agent have any obligation to inquire or investigate as to the correctness, veracity, or content of any instruction received from any other Security Documents.  In no event shall the Collateral Agent have any liability in respect of any such instruction received by it and relied on with respect to any action or omission taken pursuant thereto.

(c)           With respect to the Collateral Agent’s duties under this Security Agreement or any of the Security Documents, the Collateral Agent may act through its attorneys, accountants, experts and such other professionals as the Collateral Agent deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(d)           Neither the Collateral Agent nor any of its experts, officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Security Agreement (except for its gross negligence or willful misconduct), or (ii) responsible in any manner for any recitals, statements, representations or warranties (other than its own recitals, statements, representations or warranties) made in this Security Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Security Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Security Agreement or for any failure of the Grantors or any other Person to perform their obligations hereunder and thereunder.  The Collateral Agent shall not be under any obligation to any Person to ascertain or to inquire as to (i) the observance or performance of any of the agreements contained in, or conditions of, this Security Agreement or to inspect the properties, books or records of the Grantors, (ii) whether or not any representation or warranty made by any Person in connection with this Security Agreement is true, (iii) the performance by any Person of its obligations under this Security Agreement or (iv) the breach of or default by any Person of its obligations under this Security Agreement.

(e)           The Collateral Agent shall not be bound to (i) account to any Person for any sum or the profit element of any sum received for its own account; (ii) disclose to any other Person any information relating to the Person if such disclosure would, or might, constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person; (iii) be under any fiduciary duties or obligations other than those for which express provision is made in this Security Agreement; or (iv) be required to take any action that it believes, based on advice of counsel, is in conflict with any applicable law, this Security Agreement, or any order of any court or administrative agency;

(f)           The Collateral Agent shall be authorized to but shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or monitoring or maintaining the perfection of any security interest in the Collateral.  It is expressly agreed, to the maximum extent permitted by applicable law, that the Collateral Agent shall have no responsibility for (i) taking any necessary steps to preserve rights against any Person with respect to any Collateral or (ii) taking any action to protect against any diminution in value of the Collateral, but, in each case (A) subject to the requirement that the Collateral Agent may not act or omit to take any action if such act or omission would constitute gross negligence or willful misconduct and (B) the Collateral Agent may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.

(g)           The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith, except to the extent of the Collateral Agent’s gross negligence or willful misconduct.

(h)           The Collateral Agent shall not be responsible for, nor incur any liability with respect to, (i) the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under this Security Agreement or any of the other Security Documents, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, (ii) the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iii) the validity of the title of the Grantors to the Collateral, (iv) insuring the Collateral or (v) the payment of taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral.

(i)           Notwithstanding anything in this Security Agreement to the contrary, in no event shall the Collateral Agent or any officer, director, employee, representative or agent of the Collateral Agent be liable under or in connection with this Security Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.  In no event shall the Collateral Agent be obligated to invest any amounts received by it hereunder.

(j)           The Collateral Agent shall be entitled conclusively to rely, and shall be fully protected in relying, upon any note, writing, resolution, request, direction, certificate, opinion, notice, consent, affidavit, letter, cablegram, telegram, telecopy, email, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and/or upon advice and/or statements of legal counsel, independent accountants and other experts selected by the Collateral Agent and need not investigate any fact or matter stated in any such document. Any such statement of legal counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith.  The Collateral Agent shall be fully justified in failing or refusing to take any action under this Security Agreement or any of the other Security Documents (i) if such action would, in the reasonable opinion of the Collateral Agent (which may be based on the opinion of legal counsel), be contrary to applicable law or any of the Security Documents, (ii) if such action is not provided for in this Security Agreement or any of the other Security Documents, (iii) if, in connection with the taking of any such action hereunder that would constitute an exercise of remedies hereunder or under any of the Indenture it shall not first be indemnified to its satisfaction by the Holders against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action, or (iv) if, notwithstanding anything to the contrary contained in this Security Agreement, in connection with the taking of any such action that would constitute a payment due under any agreement or document, it shall not first have received from the Holders or the Grantors funds equal to the amount payable. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Security Agreement or any of the other Security Documents in accordance with a request of the requisite percentage of Holders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the other Holders and the Trustee.

(k)           The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default unless and until the Collateral Agent has received a written notice or a certificate from the Grantors stating that a Default has occurred.  The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it.  No provision of this Security Agreement, the Intercreditor Agreement or  the Indenture shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Security Agreement or the Indenture or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability including an advance of moneys necessary to perform work or to take the action requested is not reasonably assured to it, the Collateral Agent may decline to act unless it receives indemnity satisfactory to it in its sole discretion, including an advance of moneys necessary to take the action requested. The Collateral Agent shall be under no obligation or duty to take any action under this Security Agreement or any other Security Documents or the Indenture or otherwise if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.

(l)           Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall become a Collateral Agent under this Security Agreement without the execution or filing of any paper or any further act on the part of the parties hereto except for written notice to the other parties hereto.

(m)           The Collateral Agent may resign as Collateral Agent at any time upon written notice to the Holders, Trustee and the Grantors and may be removed at any time with or without cause by holders of a majority in principal amount of Notes, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section.  If the Collateral Agent shall provide notice of its resignation or be removed as Collateral Agent, then a majority in principal amount of Notes  shall (and if no such successor shall have been appointed within 45 days of the Collateral Agent’s resignation or removal, the Collateral Agent may) appoint a successor Collateral Agent which successor agent shall, in the case of any appointment by the Collateral Agent, be reasonably acceptable to the majority in principal amount of Notes, and the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent and shall execute and deliver to the successor Collateral Agent such instruments of assignment and transfer and other similar documents as such successor Collateral Agent shall deem necessary or advisable (at the joint and several expense of the Grantors).  After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.  In the event that a successor Collateral Agent is not appointed within the time period specified in this Section following the provision of a notice of resignation or removal of the Collateral Agent, the Collateral Agent or any other Secured Party may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent (at the joint and several expense of the Grantors).

SECTION 7.17       Indemnity and Expenses.

(a)            Each Grantor agrees to indemnify the Collateral Agent and its officers, directors, agent and employees  from and against all claims, lawsuits and liabilities (including reasonable attorneys fees) growing out of or resulting from this Agreement (including enforcement of this

Agreement), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction.  This provision shall survive the termination of this Agreement and the Indenture and the repayment of the Secured Obligations and the resignation or removal of the Collateral Agent.

(b)           Grantors, jointly and severally, shall, upon demand, pay to the Collateral Agent (or the Collateral Agent may charge to the Issuer) all of the reasonable fees, costs, and expenses (including the reasonable fees and expenses of the Collateral Agent’s  counsel) which the Collateral Agent may incur in connection with (i) upon the occurrence of an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Security Documents, (ii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iii) the failure by any Grantor to perform or observe any of the provisions hereof to the extent required by Section 12.01 of the Indenture.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CENVEO CORPORATION

By:    /s/ Mark S. Hiltwein
Name: Mark S. Hiltwein
Title:   Chief Financial Officer

CENVEO, INC.

By:    /s/ Mark S. Hiltwein
Name: Mark S. Hiltwein
Title:   Chief Financial Officer

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CENVEO COMMERCIAL OHIO, LLC, a Colorado limited liability company
CNMW INVESTMENTS, INC., a Delaware corporation
CENVEO GOVERNMENT PRINTING, INC., a Colorado corporation
CENVEO SERVICES, LLC, a Colorado limited liability company
CENVEO RESALE OHIO, LLC, a Colorado limited liability company
DISCOUNT LABELS, LLC, an Indiana limited liability company
CENVEO OMEMEE LLC, a Delaware limited liability company
COLORHOUSE CHINA, INC., a Colorado corporation
RX JV HOLDING, INC., a Delaware corporation
CRX JV, LLC, a Delaware limited liability company
CRX HOLDING, INC., a Delaware corporation
RX TECHNOLOGY CORP., a Delaware corporation
CADMUS PRINTING GROUP, INC., a Virginia corporation
CADMUS FINANCIAL DISTRIBUTION, INC., a Virginia corporation
CADMUS TECHNOLOGY SOLUTIONS, INC., a Virginia corporation
GARAMOND/PRIDEMARK PRESS, INC., a Maryland corporation
WASHBURN GRAPHICS, INC., a North Carolina corporation
CADMUS JOURNAL SERVICES, INC., a Virginia corporation
CADMUS DELAWARE, INC., a Delaware corporation

By:    /s/ Mark S. Hiltwein
Name: Mark S. Hiltwein
Title:   Chief Financial Officer

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CADMUS UK, INC., a Virginia corporation
EXPERT GRAPHICS, INC., a Virginia corporation
CADMUS MARKETING GROUP, INC., a Virginia corporation
CADMUS DIRECT MARKETING, INC., a North Carolina corporation
CADMUS INTERACTIVE, INC., a Georgia corporation
CADMUS MARKETING, INC., a Virginia corporation
CADMUS/O’KEEFE MARKETING, INC., a Virginia corporation
OLD TSI, INC., a Georgia corporation
CADMUS INVESTMENTS, LLC, a Delaware limited liability company
PORT CITY PRESS, INC., a Maryland corporation
SCIENCE CRAFTSMAN INCORPORATED, a New York corporation
CADMUS INTERNATIONAL HOLDINGS, INC., a Virginia corporation
CDMS MANAGEMENT, LLC, a Delaware limited liability company
VAUGHAN PRINTERS INCORPORATED, a Florida corporation
MADISON/GRAHAM COLORGRAPHICS, INC., a California corporation
PC INK CORP., a Delaware corporation
PRINTEGRA CORPORATION, a Georgia corporation
VSUB HOLDING COMPANY, a Virginia corporation

By:    /s/ Mark S. Hiltwein
Name: Mark S. Hiltwein
Title:   Chief Financial Officer

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MADISON/GRAHAM COLORGRAPHICS  INTERSTATE
SERVICES, INC., a California corporation
COMMERCIAL ENVELOPE MANUFACTURING CO., INC.
a New York corporation
BERLIN & JONES CO., LLC, a New York limited liability company
HEINRICH ENVELOPE, LLC, a New York limited liability company
CENVEO CEM, INC., a Delaware corporation
CENVEO CEM, LLC, a Delaware limited liability company
REX CORPORATION, a Florida corporation
136 EASTPORT ROAD, LLC, a Delaware limited liability company
LIGHTNING LABELS, LLC, a Delaware limited liability company
NASHUA CORPORATION, a Massachusetts corporation
NASHUA INTERNATIONAL, INC., a Delaware corporation

By:    /s/ Mark S. Hiltwein
Name: Mark S. Hiltwein
Title:   Chief Financial Officer

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By: /s/ Raymond Delli Colli
       Name: Raymond Delli Colli
       Title: Vice President

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